UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021

GATOS SILVER, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39649 (Commission File Number)	27-2654848 (I.R.S. Employer Identification No.)

8400 E. Crescent Parkway, Suite 600 Greenwood Village, CO (Address of principal executive offices)	80111 (Zip Code)

Registrant’s telephone number, including area code: (303) 784-5350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GATO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2021, Minera Plata Real, S. de R.L. de C.V. (“MPR”), Operaciones San Jose de Plata, S. de R.L. de C.V. (“Operaciones”), Servicios San Jose de Plata, S. de R.L. de C.V. (“SSJ” and together with MPR and Operaciones, the “LGJV”), Gatos Silver, Inc. (the “Company”) and Dowa Metals and Mining Co., Ltd. (“Dowa”) entered into a Confirmation Agreement (the “Confirmation Agreement”), whereby the Company exercised its option to repurchase an approximate 18.5% equity interest in the LGJV (the “Option Shares”) from Dowa pursuant to the Option Agreement, dated May 30, 2019 (the “Option Agreement”), entered into among Dowa, the Company, MPR and Operaciones. The Company agreed to pay Dowa $71,550,000 for the Option Shares, which included a portion of the total taxes to be incurred by Dowa in connection with the Company’s exercise of its purchase option.

Pursuant to the Confirmation Agreement, the Company and Dowa also agreed to loan the LGJV an amount equal to $42,000,000 (the “GSI-LGJV Loan”) and $18,000,000 (the “Dowa-LGJV Loan”), respectively, which was used by the LGJV to repay in full the amount due to Dowa, as lender, under the Working Capital Facility Agreement, dated May 30, 2019, entered into among Dowa, the Company and the LGJV, as required under the Option Agreement. The parties completed the transactions contemplated by the Confirmation Agreement on March 11, 2021.

Following, the repayment of the amounts due under the working capital facility and the completion of the purchase of the Option Shares by the Company, each of the Company and Dowa was deemed to have made a capital contribution to the LGJV in an aggregate amount equal to $60,000,000, provided that (i) in lieu of making its $42,000,000 pro rata portion of the capital contribution, the Company agreed to satisfy its obligations with respect thereto by converting the GSI-LGJV Loan to capital in the LGJV and (ii) in lieu of making its $18,000,000 pro rata portion of the capital contribution, Dowa agreed to satisfy its obligations with respect thereto by converting the Dowa-LGJV Loan to capital in the LGJV. Following the purchase of the Option Shares, the Company’s ownership interest in the LGJV increased to 70%.

Dowa, the Company and the LGJV are also parties to the Unanimous Omnibus Partner Agreement, dated January 1, 2015, which was entered into in connection with the formation of the LGJV.

On March 9, 2021, the Company issued a press release announcing the signing of the Confirmation Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing description of the Confirmation Agreement is not complete and is qualified in its entirety by reference to the full text of the Confirmation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Confirmation Agreement, dated March 9, 2021, among Minera Plata Real, S. de R.L. de C.V., Operaciones San Jose de Plata, S. de R.L. de C.V., Servicios San Jose de Plata, S. de R.L. de C.V., Gatos Silver, Inc. and Dowa Metals and Mining Co., Ltd.

99.1	Press Release, dated March 9, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATOS SILVER, INC.

Date: March 12, 2021	By:	/s/ Roger Johnson
Roger Johnson
Chief Financial Officer